Exhibit 10(i)41

BANK OF AMERICA PROMISSORY NOTE

          This Loan Modification Agreement is made as of February 20, 2008, by and between BANK OF AMERICA, N.A., a national banking association, organized and existing under the laws of the United States of America with an address at 69 State Street, Albany, New York 12201 (the “Bank”), and CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a New York corporation with an address at 284 South Avenue, Poughkeepsie, New York 12601 (the “Borrower”).

          Reference is made to a certain loan arrangement (the “Loan Arrangement”) between the Bank and the Borrower evidenced by, among other documents, instruments, and agreements, a certain Amended and Restated Revolving Credit Note, dated May 25, 2006, in favor of the Bank in the original principal amount of Thirty Million Dollars ($30,000,000.00) (the “Note”), The Note, together with any and all other instruments, documents, contracts or agreements which evidence, secure or otherwise relate to the Borrower’s obligations with respect to the Loan Arrangement, all as modified by any prior extension letters or amendment agreements, are herein collectively referred to as the “Loan Documents.”

          The Bank and the Borrower have agreed to modify the Loan Documents to extend the maturity date of the Note and to decrease the maximum amount of the uncommitted line of credit from Thirty Million Dollars ($30,000,000.00) to Twenty Million Dollars ($20,000,000.00). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the Bank and the Borrower that the Loan Documents are amended, as follows:

1.

The reference to “$30,000,000.00” at the top left on page one of the Note is hereby deleted and the following amount is substituted in its place: “$20,000,000.00”. The text “THIRTY MILLION AND NO/100 ($30,000,000.00)” in the ninth line of the first paragraph of the Note on page one is hereby deleted and the following text is substituted in its place: “TWENTY MILLION AND NO/100 ($20,000,000.00)”.

2.	The definition of “Loan” on page two of the Note is hereby deleted in entirety and the following is substituted in its place: “Loan - The loan of $20,000,000.00 by the Bank to the Borrower”.

3.

The definition of “Maturity Date” on page two of the Note is hereby deleted in entirety and the following is substituted in its place: “Maturity Date” – May 31, 2009”. The reference to “May 31, 2007” (as amended by Letter Agreement, dated May 31, 2007) in the second to last paragraph on page two of the Note is hereby replaced with “May 31, 2009”.

4.

In all other respects, the Loan Documents are hereby confirmed and ratified and all terms and provisions not amended hereby shall remain in full force and effect. To the extent that any term and condition of any Loan Document is inconsistent with the terms and provisions hereof, such Document is hereby amended to reflect the modifications and amendments set forth in this Agreement.

5.

To induce the Bank to enter into this Agreement, the Borrower represents and warrants that: (a) the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Loan Documents as amended hereby and the transactions contemplated hereby and thereby are within the Borrower’s power and authority and have been authorized by all necessary action, and (b) there is no default or breach under any of the Loan Documents after giving effect to the amendments contemplated hereby, and no event which the passage of time or giving of notice or both would constitute such a default or breach, exists on the date hereof.

6.

This Agreement and the rights and obligations of the parties hereunder shall be deemed to be a document executed under seal and shall be construed and interpreted in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

7.	This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:

Witness:		Name: Stacey A. Renner
Title: Treasurer

BANK OF AMERICA, N.A.

By:

Name: Alyson Brody
Title: Vice President

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$30,000,000.00	May 25, 2006 Albany, New York

          FOR VALUE RECEIVED, the undersigned, CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a New York corporation with an office and principal place of business at 284 South Avenue, Poughkeepsie, New York 12601 (the “Borrower”) promises to pay to the order of BANK OF AMERICA, N.A. it’s successors and assigns, a national banking association organized and existing under the laws of the United States of America (herein called the “Bank”), at the office of the Bank, 69 State Street, Albany, New York 12201, or at such other place as may be designated from time to time by the Bank, the unpaid amount of all sums that have been advanced to or for the benefit of the Borrower in accordance with the terms hereof, not to exceed the aggregate sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), lawful money of the United States of America, plus interest on the unpaid principal balance computed from the date hereof, at the per annum rates set forth below. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. All payments shall be in lawful money of the United States in immediately available funds.

          As used herein, the following terms shall have the following meanings:

Agreed Rate - A fixed rate of interest agreed upon by the Borrower and the Bank. The Agreed Rate is a rate of interest determined by the Bank in its sole and absolute discretion, and is not necessarily the lowest rate at which the Bank lends.

Default Rate - Prime Rate, plus four (4.00%) percent.

Election Notice - The Loan Portion and Interest Rate Election Notice to be delivered by the Borrower to the Bank from time to time in the form of Exhibit A attached hereto, in which the Borrower shall indicate a Loan Portion, an Interest Rate Election, and an Interest Rate Election Period.

Event of Default - Any of those events defined as an Event of Default under this Note.

Prime Rate - The variable per annum rate of interest so designated from time to time by Bank of America, N.A. as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in this interest rate shall be effective on the date the change in the Prime Rate occurs, without notice to borrower.

Floating Rate - Prime Rate.

Interest Rate Election - An election on the part of the Borrower to choose the Agreed Rate or the floating rate to be charged on each Loan Portion.

Interest Rate Election Period - The time period selected by the Borrower during which interest is to accrue on a Loan Portion at the Agreed Rate or the Floating Rate as elected by the Borrower. An Interest Rate Election Period during which interest is to accrue at the Agreed Rate shall be for a term of 1 day to 180 days; provided, however, in no event shall any Interest Rate Election Period extend beyond the maturity Date of this Loan.

Loan - The loan of $30,000,000.00 by the Bank to the Borrower.

Loan Portion - Each advance of Loan proceeds by the Bank to the Borrower, each of which advances will be treated separately for purposes of computing interest. Each such advance shall accrue interest at the Agreed Rate or the Floating Rate, as selected by the Borrower.

Maturity Date - May 31, 2007.

          Prior to requesting an advance of Loan proceeds, the Borrower shall contact the Bank to obtain a quotation from the Bank of the Agreed Rate for the Interest Rate Election Period being considered by the Borrower. If the Borrower decides to accept the Agreed Rate quoted, or desires to request an advance of Loan proceeds bearing interest at the Floating Rate, the Borrower shall deliver to the Bank an Election Notice setting forth the Loan Portion, and indicating an Interest Rate Election and an Interest Rate Election Period for such Loan Portion. The Interest Rate Election for each Loan Portion shall remain in effect until expiration of the Interest Rate Election Period chosen by the Borrower for that Loan Portion. Prior to the end of a selected Interest Rate Election Period, the Borrower shall deliver to the Bank a new Election Notice designating the new Interest Rate Election Period and the Interest Rate Election to apply to the Loan Portion during such Interest Rate Election Period. In the event the Borrower fails to deliver an Election Notice to the Bank prior to the Expiration of any Interest Rate Election Period, interest shall accrue on that Loan Portion at the Floating Rate until the Borrower again makes and Interest Rate Election. Once chosen, the Loan Portion and the Interest Rate Election shall remain in effect until the expiration of the Interest Rate Election Period.

          The Borrower agrees to pay principal and interest as follows:

          Interest shall be payable on each Loan Portion at the end of the Interest Rate Election Period chosen by the Borrower to apply to said Loan Portion, but in any event no less frequently than monthly. On May 31, 2007, the entire unpaid balance of principal, plus accrued interest, on all Loan Portions must be paid to the Bank in full.

          If the Borrower elects to make principal payments during the term of this Loan, said principal payments shall be applied to reduce those Loan Portions having Interest Rate Election Periods which are next to expire, in chronological order. Advances under this Note shall be reflected on the records of the Bank. In the absence of a default by the Borrower, as the Borrower makes prepayments of principal hereunder, it shall be permitted to re-borrow hereunder until the Maturity Date.

          All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal: provided, however, that after demand or default, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion.

          In the event the Borrower prepays any Loan Portion carrying interest at the Floating Rate, there shall be no prepayment premium. In the event the Borrower wishes to prepay any Loan Portion carrying an Agreed Rate, and the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, Borrower shall have the right at any time and from time to time to prepay the loan in whole (but not in part), and Borrower shall pay to Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the Interest Rate Election Period as to which the prepayment is made, shall be subtracted from the “cost of funds” component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Rate Election Period as to which the prepayment is made. Said amount shall be reduced to present value calculated using the above-referenced United States Treasury security rate and the number of days remaining in the Interest Rate Election Period as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Bank upon prepayment of the fixed rate loan. If by reason of an event of default Bank elects to declare the loan to be immediately due and payable, then any yield maintenance fee with respect to the loan shall be come due and payable in the same manner as though Borrower had exercised such right of prepayment.

          If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

          Upon the occurrence of one or more events of default as provided below, the entire disbursed and unpaid principal, and the interest on this Note shall, upon written demand of the Bank, become immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the Borrower. Any one or more of the following shall constitute an event of default (“Event of Default”):

          (a) Upon the failure of the Borrower to pay any part of the interest or principal on this Note when due and payable and continuance of such failure for ten (10) days;

          (b) Any default pursuant to the terms and conditions of any other loan or credit accommodation by the Bank to the Borrower, or by any other lender to the Borrower, after notice and the expiration of any grace period, if applicable;

          (c) Dissolution, cessation of business and/or transfer of a material part of the assets of the Borrower; and/or

          (d) Institution of Bankruptcy proceedings or other proceedings of any kind for the relief of or collection of debts by or against Borrower, including, without limitation, assignments for the benefit of creditors, appointment of trustees, receivers or custodians for a material part of the Borrower’s assets, levies upon or attachment of assets, or filing of judgments not fully insured, bonded or removed within thirty days or a filing of tax liens.

          If an Event of Default has occurred and is continuing, the Borrower shall not be permitted to make any Interest Rate Election unless and until the Event of Default is cured, and interest shall accrue at the Default Rate until the earlier of (i) the Event of Default is cured, or (ii) this Note is paid in full.

          The powers and remedies given hereby shall not be exclusive of any other powers and remedies available to the Bank. No course of dealings between the Borrower and the Bank and no delay on the part of the Bank in exercising any rights with respect to any default shall operate as a waiver of any rights of the Bank. Failure on the part of the Bank to exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default. The Borrower agrees to pay all costs and expenses incurred by the Bank in enforcing this Note, including, without limitation, reasonable attorneys’ fees and legal expenses.

          Interest after maturity (whether by acceleration or otherwise) shall be payable at the Default Rate until this Note is paid in full. If any provisions of this Note or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Note or the application of those provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and every other provision of this Note shall be valid and fully enforceable.

          Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank of America Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice (any such notice being waived by the Borrower), Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

          BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE

EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

          Bank may at any time pledge all or any portion of its rights under the loan documents including any portion of the promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the loan documents.

          Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower (or any Guarantor), to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in any or all of the loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank’s rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

          All agreements between Borrower and Guarantor(s) and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents, or the Security Documents, at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower, Guarantor(s) and Bank.

          If this Note or any payment hereunder becomes due on a day which is not a Business Day (as defined below), the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. As used herein, “Business Day” shall mean any day other than a

Saturday, Sunday or day which shall be in the State of New York a legal holiday or day on which banking institutions are required or authorized to close.

          All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, that after default, payments will be applied to the obligations of Borrower to Bank as Bank determines in its sole discretion.

          BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF NEW YORK STATE OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH IN THIS NOTE. BORROWER HEREBY WAVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

          This Note is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note, and no party is relying on any promise, agreement or understanding not set forth in this Note may not be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and Bank.

          Borrower shall pay on demand all expenses of Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral thereof, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

          No portion of the proceeds of the loan shall be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

          Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

          This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification nor discharge is sought.

          This Note and all rights of the Bank hereunder, may be assigned by the Bank, but this Note may not be assigned by the Borrower.

          The purchaser, assignee, transferee, or pledgee of this Note shall be entitled to all rights of the Bank hereunder as if said purchaser, assignee, transferee, or pledgee were originally named in this Note.

          This Note restates and amends and replaces in its entirety that $30,000,000.00 Amended and Restated Revolving Credit Note, dated October 12, 2005 from the Borrower to the Bank.

          IN WITNESS WHEREOF, the Borrower has duly executed this Note the day and year first above written.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:

Name: Christopher Capone
Title: CFO

REQUEST FOR LOAN ADVANCE

TO:               Bank OF AMERICA (“Lender”)

DATE:

           Pursuant to the Revolver Note in the face amount of $30,000,000.00 dated ____________________, 2006 executed by Central Hudson Gas & Electric Corporation (“Borrower”) to the order of Lender, Borrower hereby authorizes and requests an advance to its ____________________ Account in the amount of $_________________(“the Loan Portion”). Borrower hereby authorizes and elects to have the Loan Portion funded in the manner selected herein.

Disbursement Date___________________________________

_________	Floating Rate

_________	Agreed Rate

Interest Rate Election Period______________
(must be a period from 1 to 180 days after the Disbursement Date)

BORROWER:

Central Hudson Gas & Electric Corporation

By:

Name:

Title: